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                                                                      Exhibit 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in:

    (i)        Registration Statement No. 2-98602 (1985 Stock Option Plan) on
               Form S-8;

   (ii) Registration Statement No. 33-18867 (Godfrey Company 1981 Stock Option Plan and 1984 Nonqualified Stock Option Plan) on Form S-8;

  (iii)        Registration Statement No. 33-36586 (1990 Fleming Stock Option
               Plan) on Form S-8;

   (iv) Registration Statement No. 33-45190 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

    (v) Registration Statement No. 33-61860 ($350,550,000 Debt Securities, Series C) on Form S-3 dated April 30, 1993 of our report dated February 10, 1994, appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 25, 1993.






Deloitte & Touche

Oklahoma City, Oklahoma
March 23, 1994









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